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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 18, 1996 on the consolidated financial statements for Tubular Corporation of American and subsidiary included in EVI, Inc.'s Form 8-K dated June 24, 1996 and Form 8-K dated August 5, 1996 and to all references to our Firm included in this Registration Statement.

                                                 /s/ ARTHUR ANDERSEN LLP
                                            ------------------------------------
                                                    Arthur Andersen LLP

Tulsa, Oklahoma
November 5, 1997